UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2005
COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50890	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)
(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
(a) Stock Purchase Agreement
     On August 8, 2005, Trim Systems, Inc., a wholly owned subsidiary of the Registrant, entered into a Stock Purchase Agreement with Cabarrus Plastics, Inc. (“Cabarrus”) and its stockholders. Pursuant to the terms of the Stock Purchase Agreement, Trim Systems, Inc. acquired all of the outstanding capital stock of Cabarrus for cash consideration of $12.1 million. The acquisition was financed with cash on hand.
     A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Stock Purchase Agreement is qualified in its entirety by reference to such exhibit.
(b) Supplemental Indenture
     On August 10, 2005, the Registrant, Cabarrus and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture, supplementing the Indenture, dated July 6, 2005, among the Company, the subsidiary guarantors party thereto and the Trustee. Pursuant to the terms of the Supplemental Indenture, Cabarrus became a guarantor of the Registrant’s obligations under its 8% Senior Notes due 2013.
     A copy of the Supplemental Indenture is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of August 8, 2005, by and between Trim Systems, Inc., Cabarrus Plastics and the Shareholders listed therein.

10.1	Supplemental Indenture, dated as of August 10, 2004, by and among, Commercial Vehicle Group, Inc., Cabarrus Plastics, Inc. and U.S. Bank National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
Date: August 12, 2005	/s/ Chad M. Utrup
By: Chad M. Utrup
Its: Vice President of Finance and
Chief Financial Officer